SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2009

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(I.R.S. Employer Identification No.)

625 Madison Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 30, 2009, Centerline Holding Company (the “Registrant”) and Centerline Capital Group Inc. (together with the Registrant, the “Borrowers”) entered into an Amendment (the “Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of December 19, 2008, with the Guarantors listed on Schedule 1 thereto (the “Guarantors”), the Lenders named therein, Bank of America, N.A. as issuing bank and as administrative agent, Banc of America Securities, LLC and Citicorp USA Inc., as co-lead arrangers, and Banc of America Securities, LLC as book manager.  The Amendment addresses the timing of the anticipated sale of certain LIHTC Investments.  Any proceeds from the sale of these LIHTC Investments will first be applied to reduce the outstanding principal balance of the Revolving Portion of the Credit Agreement in order to create additional availability under the Revolving Portion. The Amendment also provides for additional LIHTC Investments by Centerline Investor LP in the amount of $1,433,600.00 in certain affordable housing projects, the sale proceeds of which are not required to be applied to reduce the outstanding balance of the Revolving Portion.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(C)	Exhibits

Exhibit 10.1.  First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 30, 2009, by and among Centerline Holding Company, Centerline Capital Group Inc., the Guarantors listed on Schedule 1 thereto, the Lenders named therein, Bank of America, N.A. as issuing bank and as administrative agent, Banc of America Securities, LLC and Citicorp USA, Inc., as co-lead arrangers and Banc of America Securities, LLC as book manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)

February 5, 2009	By:	/s/ Robert L. Levy
		Name:	Robert L. Levy
		Title:	Chief Financial Officer